Hanmi Financial Corporation Announces
Resignation of Chief Credit Officer
LOS ANGELES — June 5, 2007 — Hanmi Financial Corporation (Nasdaq: HAFC), the holding company for Hanmi Bank, announced that Kurt M. Wegleitner, the bank’s chief credit officer, has submitted his resignation, effective June 12, 2007.
“Since joining Hanmi two years ago, Kurt has been a strong proponent of Hanmi’s conservative credit culture, and we wish him the very best in his future endeavors,” said Sung Won Sohn, Ph.D., President and Chief Executive Officer. Haekyong (Jane) Kim, a veteran of the industry and Hanmi’s Deputy Chief Credit Officer since June 2006, will assume the duties of the chief credit officer until a new chief credit officer is appointed.
About Hanmi Financial Corporation:
Headquartered in Los Angeles, Hanmi Bank, a wholly owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 23 full-service offices in Los Angeles, Orange, San Francisco, Santa Clara and San Diego counties, and eight loan production offices in California, Colorado, Georgia, Illinois, Texas, Virginia and Washington. Hanmi Bank specializes in commercial, SBA and trade finance lending, and is a recognized community leader. Hanmi Bank’s mission is to provide a full range of quality products and premier services to its customers and to maximize shareholder value. Additional information is available at www.hanmifinancial.com.
Forward-Looking Statements:
This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: general economic and business conditions in those areas in which we operate; demographic changes; competition for loans and deposits; fluctuations in interest rates; risks of natural disasters related to our real estate portfolio; risks associated with SBA loans; changes in governmental regulation; changes in credit quality; the availability of capital to fund the expansion of our business; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which could cause actual results to differ from those projected in our forward-looking statements.
Contact:

Michael J. Winiarski	Stephanie Yoon
Chief Financial Officer	Investor Relations
(213) 368-3200	(213) 427-5631